Exhibit 16.1

SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

December 15, 2009

Office Of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated December 14, 2009 of Witel Corp. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our review of the quarter ended June 30, 2009. We cannot confirm or deny that the appointment of Chang G. Park, CPA was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Seale and Beers, CPAs
Seale and Beers, CPAs
Las Vegas, Nevada

CC:  U.S. Securities & Exchange Commission
     Office of the Chief Accountant
     100 F Street, NE
     Washington, DC 20549
     202-551-5300 Phone
     202-772-9252 Fax

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 S. Jones Blvd, Ste 202, Las Vegas, NV 89107 (888)727-8251 Fax: (888)782-2351